Exhibit 10.21
NINTH LOAN MODIFICATION AGREEMENT
     This Ninth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May ___, 2006, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 230 West Monroe Street, Suite 720, Chicago, Illinois 60606 (“Bank”) and NSI SOFTWARE, INC., successor by merger with NETWORK SPECIALISTS, INCORPORATED, a Delaware corporation with offices at Two Hudson Place, Suite 700, Hoboken, New Jersey 07030 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan agreement dated as of October 16, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 16, 2003 between Borrower and Bank, as amended (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
Modifications to Loan Agreement.
A.	Section 4.4 of the Loan Agreement is hereby amended by deleting the following text appearing therein:

“4.4 Collection of Receivables. Borrower shall cause the Account Debtors to remit all Receivables to Silicon and Silicon shall hold all payments on, and protocols of, Receivables in a lockbox account, or such other “blocked account” as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify. All such payments on, and proceeds of, Receivables shall be applied to the Obligations in such order as Silicon shall determine. Silicon or its designee may, at any time, notify Account Debtors that the Receivables have been assigned to Silicon.”

and substituting the following text therefor:

“4.4 Collection of Receivables. Borrower shall have the right to collect all Receivables, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Receivables in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds to Silicon in their original form, duly endorsed, which payments and proceeds, prior to the occurrence of an Event of Default, shall be transferred by Silicon to a deposit account maintained by Borrower at Silicon. Silicon may, in its good faith business judgment, require that all proceeds of Receivables shall be deposited by Borrower into a lockbox account or such other “blocked account” as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify in its good faith business judgment. Silicon or its designee may, at any time, notify Account Debtors that the Receivables have been assigned to Silicon.”

B.	Section 8 of the Loan Agreement is hereby amended by deleting the definitions of “Adjusted Quick Ratio”, “Current Liabilities” and “Quick Assets” set forth therein and adding the following definitions in appropriate alphabetical order:

‘“‘Adjusted Quick Ratio” is the ratio of (i) Quick Assets to (ii) Current Liabilities minus Borrower’s Deferred Revenue liabilities.

“Current Liabilities” is all obligations and liabilities of Borrower to Silicon (including, without limitation, the face value of any credit extensions issued by Silicon that are not recorded on the Borrower’s balance sheet), plus, without duplication, the aggregate amount of Borrower’s and its Subsidiaries Total Liabilities which mature within one (1) year.

“EBITDA” is Borrower’s and its Subsidiaries’ earnings before interest, income tax expense and, to the extent deducted in the calculation of earnings, depreciation expense and amortization expense.

“Quick Assets” is, on any date, Borrower’s unrestricted cash and cash equivalents at Silicon plus net domestic and Canadian accounts receivable.”

C.	Section 1 of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:

“Letter of Credit/Foreign Exchange Contract/Cash Management Services Sublimit

(Section 1.5, 1.6): $2,500,000.00”

and substituting the following text therefor:

“Letter of Credit/Cash Management Services Subunit

(Section 1.5, 1.6): $2,500,000,00 (less foreign exchange contract exposure)

Foreign Exchange Contract Sublimit (Section 1.6): $500.000”

D.	Section 1(B)(i) of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:

“(i) 75% of the amount of the Borrower’s Eligible Receivables, exclusive of Deferred Revenue Offsets and rebate accruals; provided, however, in the event that Borrower has an Adjusted Quick Ratio (to be tested on a monthly basis, as of the end of each month) of at least 1.25 to 1.0, then Silicon will not exclude such Deferred Revenue Offsets or rebate accruals; minus”

and substituting the following text therefor:

“(i) 80% of the amount of the Borrower’s Eligible Receivables, exclusive of Deferred Revenue Offsets and rebate accruals; provided, however, in the event that Borrower has an Adjusted Quick Ratio (to be tested on a monthly basis, as of the end of each month) of at least 1.25 to 1.0, then Silicon will not exclude such Deferred Revenue Offsets or rebate accruals; minus”

E.	Section 2 of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:

“Interest Rate (Section 1.2):

A rate equal to the “Prime Rate” in effect from time to time, plus 2.5% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. “Prime Rate” means the greater of (i) 4.00%, or (ii) the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.”

and substituting the following text therefor:

“Interest Rate (Section 1.2):

A rate equal to the “Prime Rate” in effect from time to time, plus 0.75% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. “Prime Rate” means the greater of (i) 400%, or (ii) the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.”

F.	Section 3 of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:

“Collateral Handling Fee: $1,000.00 ($500.00 when not borrowing and Borrower has advised Silicon that it has elected to be on “non-borrowing reporting status” pursuant to Section 6, below) per month payable in arrears.”

and substituting the following text therefor:

“Collateral Handling Fee: (intentionally omitted).”

G.	Section 3 of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:

“Early Termination Fee: If the Obligations are voluntarily or involuntarily prepaid or if this Agreement is otherwise terminated prior to its maturity, the Borrower shall pay to Silicon a termination fee in the amount equal to $45,000.00, provided that no such termination fee shall be charged if the credit facility hereunder is replaced or transferred to another division of Silicon. The termination fee shall be due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the event of involuntary prepayment, and if not paid immediately shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.”

and substituting the following text therefor:

“Early Termination Fee: If the Obligations are voluntarily or involuntarily prepaid or if this Agreement is otherwise terminated prior to its maturity, the Borrower shall pay to Silicon a termination fee in the amount equal to one (1%) percent of the greater of $4,750,000 or the then Maximum Credit Limit, provided that no such termination fee shall be charged if the credit facility hereunder is replaced or transferred to another division of Silicon. The termination fee shall be due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the event of involuntary prepayment, and if not paid immediately shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.”

H.	Section 4 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following text therefor:

“4. Maturity Date
(Section 6.1) April 30, 2007.”
I.	Section 5 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following text therefor:
“5. FINANCIAL COVENANTS
(Section 5.1): Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:
a. Adjusted Quick Ratio. Borrower shall maintain a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.00.
b. EBITDA. Borrower and its Subsidiaries, on a consolidated basis, shall maintain measured as of the end of each fiscal quarter, EBITDA minus capital expenditures of at least $1.00.
J.	Section 6 of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:
“Borrower shall provide Silicon with the following:
1. Weekly (monthly, if no amounts are outstanding under this Agreement and Borrower has advised Silicon in writing that it has elected to be on “non-borrowing reporting status”), and upon each loan request, borrowing base certificates and transaction reports.
2. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.
3. Monthly Receivable agings, aged by invoice date, and receivable reconciliations, within fifteen days after the end of each month.
4. Monthly unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.
5. Monthly Compliance Certificates, within thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including.

without limitation a statement that at the end of such month there were no held checks.
6. Quarterly unaudited financial statements, as soon as available, and in any event within forty-five days after the end of each fiscal quarter of Borrower.
7. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.
8. Annual audited financial statements, as soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Silicon.”
9. Such additional reports and information as Silicon may from time to time specify.
and substituting the following text therefor:
“Borrower shall provide Silicon with the following:
1. Monthly, borrowing base certificates and transaction reports, within fifteen days after the end of each month.
2. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within thirty days after the end of each month.
3. Monthly Receivable agings, aged by invoice date, and receivable reconciliations, within thirty days after the end of each month.
4. Monthly consolidated and consolidating unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.
5. Monthly Compliance Certificates, within thirty days after the end of each month in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

6. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each Fiscal year of Borrower.
7. Annual consolidated and consolidating audited financial statements, as soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Silicon, provided, however, Borrower may deliver its year end December 31, 2005 annual audited financial statements to Silicon on or before June 30, 2006.
8. Such additional reports and information as Silicon may from time to time specify.”
4. WAIVER. The Bank hereby waives Borrower’s failure to furnish deliver its year end December 31, 2005 annual audited financial statements to Silicon on or before April 30, 2006. The Bank’s waiver of Borrower’s compliance with said foregoing requirement shall apply only to the foregoing specific period and the Borrower shall be required to deliver its year end December 31, 2005 annual audited financial statements to Silicon on or before June 30, 2006.
5. FEES. Borrower shall pay to Bank on the date hereof a fully-earned, non-refundable renewal fee of Twenty Three Thousand Seven Hundred Fifty Dollars ($23,750.00). Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate delivered to the Bank on or about October 16, 2003, and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.
7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against the Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank, whether known or unknown, at law or in equity, all of tem are hereby expressly WAIVED and Borrower hereby RELEASES the Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

NSI SOFTWARE, INC. , successor by merger with
NETWORK SPECIALISTS, INCORPORATED

By:	/s/ S. Craig Huke

Name:	S. Craig Huke
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ John Kinzer

Name:	John Kinzer
Title:	Relationship Manager